                                                                    EXHIBIT 10.1




                        --------------------------------


                        AGREEMENT OF LIMITED PARTNERSHIP


                                       OF


                               COPI COLORADO, L.P.


                        --------------------------------







                                        Dated Effective as of September 11, 1998

                                TABLE OF CONTENTS

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                                                                                       Page No.
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ARTICLE I DEFINED TERMS .............................................................      1
ARTICLE II ORGANIZATIONAL MATTERS ...................................................      8
     Section 2.1 Formation of Partnership ...........................................      8
     Section 2.2 Name ...............................................................      8
     Section 2.3 Principal Office and Registered Agent ..............................      8
     Section 2.4 Power of Attorney ..................................................      8
     Section 2.5 Term ...............................................................      9
ARTICLE III PURPOSE .................................................................      9
     Section 3.1 Purpose and Business ...............................................      9
ARTICLE IV CAPITAL CONTRIBUTIONS ....................................................      9
     Section 4.1 Capital Contributions of the Partners ..............................      9
     Section 4.2 Admission of Additional Limited Partners ...........................     10
ARTICLE V DISTRIBUTIONS .............................................................     10
     Section 5.1 Distributions of Net Cash Flow .....................................     10
     Section 5.2 Amounts Withheld ...................................................     10
     Section 5.3 Distributions Upon Liquidation .....................................     10
     Section 5.4 Distributions in Kind ..............................................     10
     Section 5.5 Distributions to Cover Tax Liabilities .............................     10
ARTICLE VI ALLOCATIONS ..............................................................     11
     Section 6.1 Allocations For Capital Account Purposes ...........................     11
     Section 6.2 Allocation of Nonrecourse Debt .....................................     11
ARTICLE VII MANAGEMENT ..............................................................     11
     Section 7.1 Management .........................................................     11
     Section 7.2 Certificate of Limited Partnership .................................     12
     Section 7.3 Restrictions on General Partner's Authority ........................     12
     Section 7.4 General Partner Compensation .......................................     13
     Section 7.5 Indemnification ....................................................     13
     Section 7.6 Title to Partnership Assets ........................................     13
     Section 7.7 Reliance by Third Parties ..........................................     14
     Section 7.8 Other Matters Concerning the General Partner .......................     14


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
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ARTICLE VIII RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS .............................     15
     Section 8.1 Limitation of Liability ............................................     15
     Section 8.2 Management of Business .............................................     15
     Section 8.3 Return of Capital ..................................................     15
     Section 8.4 Rights of Limited Partners Relating to the Partnership .............     15
ARTICLE IX BOOKS, RECORDS, ACCOUNTING AND REPORTS ...................................     16
     Section 9.1 Records and Accounting .............................................     16
     Section 9.2 Fiscal Year ........................................................     16
     Section 9.3 Reports ............................................................     16
ARTICLE X TAX MATTERS ...............................................................     16
     Section 10.1 Preparation of Tax Returns ........................................     16
     Section 10.2 Tax Elections .....................................................     17
     Section 10.3 Tax Matters Partner ...............................................     17
     Section 10.4 Organizational Expenses ...........................................     17
     Section 10.5 Withholding .......................................................     17
ARTICLE XI TRANSFERS AND WITHDRAWALS ................................................     18
     Section 11.1 Transfer ..........................................................     18
     Section 11.2 General Provisions ................................................     18
     Section 11.3 Restrictions on Ownership, Transfer, and Acquisition
                    of Partnership Interests ........................................     19
ARTICLE XII ADMISSION OF PARTNERS ...................................................     19
     Section 12.1 Admission of Substituted General Partner ..........................     19
     Section 12.2 Admission of Additional or Substituted Limited Partners ...........     19
     Section 12.3 Allocations and Distributions for Additional or
                    Substituted Partners ............................................     20
     Section 12.4 Amendment of Agreement and Certificate of
                    Limited Partnership .............................................     20
ARTICLE XIII DISSOLUTION AND LIQUIDATION ............................................     20
     Section 13.1 Dissolution .......................................................     20
     Section 13.2 Winding Up ........................................................     21
     Section 13.3 Compliance with Timing Requirements of Regulations ................     22
     Section 13.4 Deemed Contribution and Distribution ..............................     22
     Section 13.5 Rights of Limited Partners ........................................     23
     Section 13.6 Documentation of Liquidation ......................................     23


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     Section 13.7 Reasonable Time for Winding-Up ....................................     23
     Section 13.8 Liability of Liquidator ...........................................     23
ARTICLE XIV AMENDMENT OF PARTNERSHIP AGREEMENT ......................................     24
     Section 14.1 Amendments ........................................................     24
ARTICLE XV OUTSIDE ACTIVITIES OF PARTNERS ...........................................     24
     Section 15.1 Outside Activities of Partners ....................................     24
ARTICLE XVI PARTNER REPRESENTATIONS AND WARRANTIES ..................................     25
     Section 16.1 Representations and Warranties ....................................     25
ARTICLE XVII GENERAL PROVISIONS .....................................................     25
     Section 17.1 Addresses and Notice ..............................................     25
     Section 17.2 Titles and Captions ...............................................     26
     Section 17.3 Pronouns and Plurals ..............................................     26
     Section 17.4 Further Action ....................................................     26
     Section 17.5 Binding Effect ....................................................     26
     Section 17.6 Creditors .........................................................     26
     Section 17.7 Waiver ............................................................     26
     Section 17.8 No Agency .........................................................     27
     Section 17.9 Entire Understanding ..............................................     27
     Section 17.10 Counterparts .....................................................     27
     Section 17.11 Applicable Law ...................................................     27
     Section 17.12 Invalidity of Provisions .........................................     27
     Section 17.13 Arbitration ......................................................     27




Exhibit A -- Listing of Partners, Initial Capital Contributions and Partnership
             Interests

Exhibit B -- Capital Account Maintenance

Exhibit C -- Special Tax Allocation Rules

                        AGREEMENT OF LIMITED PARTNERSHIP
                             OF COPI COLORADO, L.P.


         THIS AGREEMENT OF LIMITED PARTNERSHIP, dated and delivered as of the __ day of September, 1998, but effective for all purposes as of September 11, 1998, is entered into by and among the undersigned parties.

                              W I T N E S S E T H:

         WHEREAS, the undersigned parties, on September 11, 1998, joined together and formed a limited partnership known as "COPI Colorado, L.P." under the Act (as hereinafter defined) pursuant to that certain Certificate of Limited Partnership of COPI Colorado, L.P. (the "Partnership") filed with the Secretary of State of Delaware on September 11, 1998; and

         WHEREAS, the undersigned parties desire to set forth herein in writing the purposes and terms and conditions of the Partnership.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS

         Except as otherwise herein expressly provided, the following terms and phrases shall have the meanings set forth below:

         "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

         "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each fiscal year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is treated as being obligated to restore pursuant to Regulations
Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704- 1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant fiscal year.

         "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 1.D of Exhibit B hereof.

         "Affiliate" means, with respect to any Partner, (i) any spouse, parent, sibling, lineal ascendant, and lineal descendant of a Partner, (ii) any trust for the benefit of a party described in (i) above, or (iii) any corporation, partnership, or other entity in which any Partner(s) or parties described in (i) or (ii) above own in the aggregate fifty percent (50%) or more of the total ownership interests and have majority voting control.

         "Agreement" means this Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

         "Arbitration Agreement" has the meaning given to such term in the Side Agreement.

         "Bankruptcy" of a Person shall be deemed to have occurred when (a) the Person commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Person is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Person, (c) the Person executes and delivers a general assignment for the benefit of the Person's creditors, (d) the Person files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Person in any proceeding of the nature described in clause (b) above, (e) the Person seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Person or for all or any substantial part of the Person's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Person's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within one hundred eighty (180) days of such appointment, or (h) an appointment referred to in clause (g) is not vacated within one hundred eighty
(180) days after the expiration of any such stay.

         "Book-Tax Disparities" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book- Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

         "Capital Account" means the Capital Account maintained for a Partner pursuant to Exhibit B hereof.

         "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the Net Asset Value of Contributed Property which such Partner contributes to the Partnership.

         "Carrying Value" means (i) with respect to a Contributed Property or Adjusted Property, the Gross Asset Value of such property reduced (but not below zero) by all Depreciation with respect to such property charged to the Partners' Capital Accounts and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereof, and to reflect changes, additions or other adjustments to the Carrying Value for improvements and dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

         "CDMC Stock" means the shares of voting common stock of Crescent Development Management Corp., a Delaware corporation, being contributed by the Limited Partners to the Partnership pursuant to the Contribution Agreement.

         "Certificate" means the Certificate of Limited Partnership of the Partnership filed in the office of the Secretary of State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "Contributed Property" means each property or other asset (but excluding cash), in such form as may be permitted by the Act, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 1.D of Exhibit B hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereof, but shall be deemed an Adjusted Property for such purposes.

         "Contribution Agreement" means that certain Contribution Agreement effective as of September 11, 1998, by and among Crescent Operating, Inc., Gerald W. Haddock, John C. Goff, and Harry H. Frampton, III.

         "COPI Stock" means shares of common stock of Crescent Operating, Inc..

         "Crescent Operating, Inc." means Crescent Operating, Inc., a Delaware corporation.

         "Depreciation" means, for each fiscal year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

         "General Partner" means Crescent Operating, Inc., its duly admitted successors and assigns and any other Person who is a General Partner at the time of reference thereto, in each case in its capacity as a General Partner in the Partnership.

         "General Partnership Interest" means the Partnership Interest held by the General Partner.

         "Gross Asset Value" of any Contributed Property or Properties means the value of such property or properties at the time of contribution as determined by the agreement of the Partners.

         "Incapacity" or "Incapacitated" means, (i) as to any individual Partner, death, total physical disability or entry of an order by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any limited liability company which is a Partner, the dissolution and commencement of winding up of the limited liability company; (v) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (vi) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vii) as to any Partner, the Bankruptcy of such Partner.

         "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

         "Limited Partner" means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

         "Limited Partnership Interest" means a Partnership Interest of a Limited Partner in the Partnership and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

         "Liquidating Event(s)" has the meaning set forth in Section 13.1 hereof.

         "Liquidator" has the meaning set forth in Section 13.2.A hereof.

         "Net Asset Value" of a property means the Gross Asset Value of such property as of the time of its contribution to the Partnership, reduced by any liabilities either treated as assumed by the Partnership upon such contribution or to which such property is treated as subject when contributed pursuant to
Section 752 of the Code.

         "Net Cash Flow" means any excess of the sum of (i) cash receipts of the Partnership during a given fiscal period from all sources whatsoever (including, without limitation, interest income, dividend income and the net cash proceeds received by the Partnership from the sale of CDMC Stock or COPI Stock or other Partnership assets) other than (A) proceeds from a Terminating Capital Transaction, and (B) any Capital Contribution made by a Partner to the Partnership (unless the General Partner determines in its sole discretion that all or any portion of such Capital Contribution should be included in Net Cash

Flow), plus (ii) the amount of any reduction in working capital or other reserves of the Partnership previously established pursuant to (b) below, over the sum of (a) all Partnership expenses incurred during such fiscal period, plus
(b) the amount of any increase in working capital or other reserves reasonably established during such fiscal period to provide for accrued or reasonably anticipated expenses or other loss contingencies of the Partnership or for future investments of the Partnership which the General Partner determines are reasonably appropriate.

         "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with
Section 1.B of Exhibit B. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

         "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with
Section 1.B of Exhibit B. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such items.

         "Nonrecourse Built-in Gain" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

         "Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a fiscal year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

         "Nonrecourse Liability" has the meaning set forth in Regulations
Section 1.752-1(a)(2).

         "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.

         "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

         "Partner Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

         "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704- 2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a fiscal year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

         "Partnership" means the limited partnership formed under the Act and pursuant to this Agreement.

         "Partnership Interest" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

         "Partnership Minimum Gain" has the meaning set forth in Regulations
Section 1.704- 2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a fiscal year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

         "Person" means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

         "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

         "Regulations" means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Regulatory Allocations" has the meaning set forth in Section 1.H of Exhibit C hereof.

         "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocable pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Side Agreement" means that certain Agreement regarding Schedules and Other Matters effective as of September 11, 1998, by and among Crescent Operating, Inc., Gerald W. Haddock, John C, Goff, and Harry H. Frampton, III.

         "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

         "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Value of such property as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made on such date pursuant to Exhibit B hereof) as of such date.

         "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made on such date pursuant to Exhibit B hereof) as of such date, over (ii) the Value of such property as of such date.

         "Value" shall mean the following with respect to any assets held by the
Partnership:

             (a) The value of any publicly traded security owned by the Partnership shall be determined as of the close of trading on the date as of which the value is being determined by taking the last reported sale price of such security on such date on the exchange where it is primarily traded or, if such security is not traded on an exchange, such security shall be valued at the last reported sale price on the NASDAQ National Market List, or if such security is not reported on the NASDAQ National Market List, such security shall be valued at the average of the last reported bid and asked prices on such date as reported by an established quotation service for over-the-counter securities. Where such data is not reported, the security, including without limitation government, municipal government agency and corporate bond securities, shall be valued on the basis of such dealer quotations or pricing systems (as determined in the reasonable discretion of the General Partner), including without limitation the average of the interdealer spread for such securities.

             (b) Assets of the Partnership other than publicly-traded securities shall be valued at a fair value as determined in good faith by the General Partner; provided, however, that any Partner may by written notice to the General Partner object to such value and propose another value, and, if the Partners are unable to agree upon a value within thirty (30) days of the date on which an objecting Partner provides a written objection notice to the General Partner, the matter shall be submitted to arbitration pursuant to procedures set forth in the Arbitration Agreement. The arbitrator shall choose either the value determined by the General Partner or the value proposed by the objecting Partner. If the arbitrator determines that the value determined by the General Partner was appropriate, then the objecting Partner shall pay all of the costs associated with the arbitration. Notwithstanding the foregoing, the value of the CDMC Stock, as of its date of contribution to the Partnership, shall be determined in accordance with the terms of the Contribution Agreement and the related Side Agreement.

                                   ARTICLE II
                             ORGANIZATIONAL MATTERS

         Section 2.1 Formation of Partnership

         The Partners hereby confirm the formation of the Partnership as a limited partnership on September 11, 1998, pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

         Section 2.2 Name

         The name of the Partnership is COPI Colorado, L.P.

         Section 2.3 Principal Office and Registered Agent

         The principal office of the Partnership is 306 West 7th Street, Suite 1025, Fort Worth, Texas 76102, or such other place as the General Partner may from time to time designate. The registered agent of the Partnership is The Corporation Service Company, located at 1013 Centre Road, Wilmington, Delaware 19805-1297, or such other Person as the General Partner may from time to time designate. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

         Section 2.4  Power of Attorney

         A. Each Limited Partner constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

            (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, the Certificate and all amendments or restatements of this Agreement or the Certificate) that the General Partner or the Liquidator deems appropriate or necessary to qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement made in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or Liquidator, as the case may be, deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; and (d) all instruments relating to the Capital Contribution of any Partner or the admission, withdrawal, removal or substitution of any Partner made pursuant to the terms of this Agreement; and

            (2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the reasonable discretion of the General Partner, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

         B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or the transfer of all or any portion of such Limited Partner's Partnership Interest and shall extend to such Limited Partner's heirs, successors, assigns and personal representatives.

         Section 2.5 Term

         The term of the Partnership shall commence upon the filing of the Certificate in the office of the Secretary of State of Delaware and shall continue until it is dissolved pursuant to the provisions of Article 13 or as otherwise provided by law.

                                   ARTICLE III
                                     PURPOSE

         Section 3.1 Purpose and Business

         The purpose and nature of the business to be conducted by the Partnership shall be to invest in CDMC Stock and COPI Stock, to invest excess funds held by the Partnership in such temporary investments as the General Partner shall determine appropriate, and to conduct such other businesses as may be agreed to by all Partners from time to time.

                                   ARTICLE IV
                             CAPITAL CONTRIBUTIONS

         Section 4.1 Capital Contributions of the Partners

         A. Each of the Partners hereby agrees to make an initial Capital Contribution as set forth in Exhibit A attached hereto in accordance with the terms and conditions set forth in the Contribution Agreement and in the Side Agreement.

         B. The General Partner shall arrange for the provision of such additional funds as the General Partner deems necessary or advisable for the business of the Partnership. Such additional funds may be in the form of a loan or loans to the Partnership from a Partner or any other Person, a capital contribution from an existing or additional Partner, or otherwise; provided however, that (i) any additional Capital Contributions of existing Partners shall be made by all Partners in proportion to their respective Partnership Interests and only upon the consent of all existing Partners, and (ii) any additional Partner shall make a Capital Contribution only upon the consent of all of the Partners.

         Section 4.2 Admission of Additional Limited Partners

         The General Partner may admit additional Limited Partners to the Partnership only with the consent of all of the Partners.

                                    ARTICLE V
                                 DISTRIBUTIONS

         Section 5.1 Distributions of Net Cash Flow

         The General Partner shall cause the Partnership to distribute at least annually all of the Net Cash Flow generated by the Partnership during such period to the Partners in proportion to their respective Partnership Interests.

         Section 5.2  Amounts Withheld

         All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to a Partner shall be treated as amounts distributed to such Partner pursuant to Section 5.1 for all purposes under this Agreement.

         Section 5.3 Distributions Upon Liquidation

         Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with Section 13.2.

         Section 5.4 Distributions in Kind

         No distributions in kind shall be made to the Partners except in connection with the liquidation of the Partnership as set forth in Section 13.2.B hereof or with the consent of all Partners.

         Section 5.5 Distributions to Cover Tax Liabilities

         Notwithstanding anything to the contrary in this Article V, it is the intent of the Partnership that each Partner shall receive cash distributions from the Partnership with respect to each calendar year in an amount sufficient to offset such Partner's federal and state income tax liability with respect to such Partner's share of any Net Income for such calendar year (the "Tax Liability"); provided, however, that a Partner's Tax Liability shall not include any tax liability incurred by a Limited Partner in connection with his contribution of CDMC Stock to the Partnership. Accordingly, the General Partner shall determine for each calendar year the amount of each Partner's Tax Liability for such year and, subject to the limitations hereinafter set forth, shall make distributions to the Partners, in proportion to their respective Partnership Interests, until each Partner has received aggregate distributions under Sections 5.1 and 5.5 with respect to such year in an amount equal to his, her or its Tax Liability. In calculating each Partner's Tax Liability, the General Partner shall use the maximum marginal federal and state income tax rates applicable to an individual or corporation, as the case may be (with the state income tax rate based on the state of residency of any individual Partner and the location of the principal place of business of any non-individual Partner).

The General Partner shall make distributions to the Partners under this Section
5.5 with respect to a given calendar year only to the extent of any Net Cash Flow of the Partnership for such year, increased by the amount of any Net Cash Flow held in reserve accounts pursuant to clause (ii)(b) of the definition of Net Cash Flow for the purpose of funding future investments of the Partnership. In no event shall the General Partner be required to use Capital Contributions made by the Partners to fund distributions under this Section 5.5. As noted above, all distributions to the Partners under this Section 5.5 shall be made in proportion to the respective Partnership Interests of the Partners.

                                   ARTICLE VI
                                  ALLOCATIONS

         Section 6.1 Allocations For Capital Account Purposes

         For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, after giving effect to the special allocations set forth in Section 1 of Exhibit C, the Partnership's Net Income, Net Loss, and all other items of income, gain, loss and deduction (computed in accordance with Exhibit B hereof) shall be allocated among the Partners in each taxable year (or portion thereof) in proportion to their respective Partnership Interests.

         Section 6.2 Allocation of Nonrecourse Debt

         For purposes of Regulations Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Partnership Interests.

                                   ARTICLE VII
                                   MANAGEMENT

         Section 7.1 Management

         Subject to the provisions of Section 7.3 hereof, the control and conduct of the Partnership business shall be vested exclusively in the General Partner and all decisions affecting the Partnership, its policies and its management shall be made by the General Partner. The rights and powers of the General Partner to carry on the business of the Partnership shall include, but not be limited to, the following rights and powers.

            (1) To acquire (by purchase, contribution or otherwise), hold, sell and otherwise deal in the CDMC Stock, the COPI Stock, and all other assets held by the Partnership, and to exercise all rights, powers, privileges and other incidents of ownership with respect thereto;

            (2) To open, maintain and withdraw from such bank accounts and brokerage accounts as the General Partner deems appropriate;

            (3) To borrow money and obtain credit (including margin credit) and pledge Partnership assets as security for such borrowings;

            (4) To make, on behalf of the Partnership, any and all filings, reports, notices and schedules required by law (including the Securities Exchange Act);

            (5) Entirely at the General Partner's discretion, to lend monies to Limited Partners (each a "Borrowing Partner") at interest rates not less than the Partnership's costs of funds (each a "Partnership Loan"); and

            (6) Generally, to perform all acts appropriate and incidental to the foregoing and to carrying out the purposes of the Partnership.

The General Partner shall have the full and exclusive authority to exercise any voting or other rights associated with any securities owned by the Partnership, including but not limited to CDMC Stock and COPI Stock.

         Section 7.2 Certificate of Limited Partnership

         To the extent that such action is determined by the General Partner to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all things necessary or appropriate to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other jurisdiction in which the Partnership may elect to do business or own property. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as it may deem reasonable, necessary or appropriate for the continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other jurisdiction in which the Partnership may elect to do business or own property.

         Section 7.3 Restrictions on General Partner's Authority

         The General Partner shall not have the authority to take the following actions:

            (1) take any action in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Partnership;

            (2) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose;

            (3)   do any act in contravention of applicable law; or

            (4) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act.

         Section 7.4 General Partner Compensation

         Except as otherwise specifically provided in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership. The General Partner shall, however, be reimbursed for any out-of-pocket expenses incurred in connection with the Partnership business, including without limitation legal fees and other expenses incurred in connection with the formation of the Partnership.

         Section 7.5 Indemnification

         A. To the fullest extent permitted by law, the Partnership shall indemnify each Partner, and save and hold each Partner harmless from and in respect of (i) all claims, actions, demands or threats thereof, against the Partnership or such Partner that arise out of, or in any way relate to the Partnership, the Partnership business or the Partnership assets, and any losses or damages resulting therefrom, including amounts paid in settlement or compromise of any such claim, action, demand or threat thereof, and (ii) all fees, costs, and expenses, including reasonable attorneys' fees, incurred in connection with, or resulting from, any such claim, action, demand or threat thereof; provided, however, that this indemnification shall not extend to acts of gross negligence, material, uncured breach of the Agreement or willful misconduct of such Partner.

         B. Each Partner shall be liable to the Partnership and the other Partners for any acts of gross negligence, material, uncured breach of the Agreement or willful misconduct of such Partner relating to the Partnership, the Partnership business or the Partnership assets, and shall indemnify the Partnership and the other Partners, and save and hold the Partnership and the other Partners harmless from and in respect of (i) all claims, actions, demands or threats thereof, against the Partnership or the other Partners that arise out of, or in any way relate to such acts, and any losses or damages resulting therefrom, including amounts paid in settlement or compromise of any such claim, action, demand or threat thereof, and (ii) all fees, costs and expenses, including reasonable attorneys' fees, incurred in connection with, or resulting from, any such claim, action, demand or threat thereof.

         Section 7.6 Title to Partnership Assets

         Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

         Section 7.7 Reliance by Third Parties

         Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and
(iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

         Section 7.8 Other Matters Concerning the General Partner

         A. The Limited Partners expressly acknowledge that the General Partner (or the Liquidator, as applicable) is acting on behalf of the Partnership and the shareholders of Crescent Operating, Inc. collectively, that the General Partner (or the Liquidator, as applicable), in deciding whether to cause the Partnership to take (or decline to take) any actions, will resolve any conflict between the interests of the Partnership and the shareholders of Crescent Operating, Inc. in good faith, taking into account first the interests of such shareholders, and that the General Partner (or the Liquidator, as applicable) shall not be liable to the Partnership or to any Partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner (or the Liquidator, as applicable) has acted in good faith.

         B. Notwithstanding anything to the contrary in this Agreement, the General Partner (or the Liquidator, as applicable) shall not be liable to the Limited Partners for any action the General Partner (or the Liquidator, as applicable) takes or fails to take on behalf of the Partnership in connection with purchasing, holding, or disposing of COPI Stock due to the status of the General Partner as the issuer of COPI Stock. (For example, the General Partner can restrict open-market purchases of COPI Stock by the Partnership to comply with Rule 10b-18 of the Securities Exchange Act and may cease the purchasing of COPI Stock by the Partnership during distributions of COPI Stock, even though such actions might adversely affect the profits of the Partnership.)

                                  ARTICLE VIII
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

         Section 8.1 Limitation of Liability

         The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act.

         Section 8.2 Management of Business

         No Limited Partner (other than any officer, director, employee, partner, member, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in his, her or its capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, member, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

         Section 8.3 Return of Capital

         No Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. No Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or, except to the extent provided by Exhibit C hereof, or otherwise expressly provided in this Agreement, as to profits, losses or distributions.

         Section 8.4 Rights of Limited Partners Relating to the Partnership

         In addition to other rights provided by this Agreement or by the Act, each Limited Partner shall have the right to obtain:

            (1) a copy of the Partnership's federal, state and local income tax returns and financial statements for each fiscal year;

            (2) a current list of the name and last known business, residence or mailing address of each Partner;

            (3) a copy of this Agreement and the Certificate, and all amendments to the Agreement and the Certificate, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments to the Agreement and the Certificate have been executed;

            (4) true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner;

            (5) true and full information regarding the state of the business and financial condition of the Partnership; and

            (6) information concerning any financial transactions of the Partnership (e.g., the identity of the seller/purchaser, the purchase price, and other terms of the transaction).

                                   ARTICLE IX
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

         Section 9.1 Records and Accounting

         The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents set forth in Section 8.4 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of any information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

         Section 9.2 Fiscal Year

         The fiscal year of the Partnership shall be the calendar year, or such other fiscal year as required under Section 706 of the Code.

         Section 9.3 Reports

         As soon as practicable after the end of each fiscal year, the General Partner shall arrange for the preparation and delivery to each Limited Partner of annual financial statements for the Partnership.

                                    ARTICLE X
                                  TAX MATTERS

         Section 10.1 Preparation of Tax Returns

         The General Partner shall arrange for the preparation and timely filing by the Partnership's independent public accountants of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal, state and local income tax purposes, and the delivery to the Limited Partners of all tax information reasonably required by the Limited Partners for federal, state and local income tax reporting purposes.

         Section 10.2 Tax Elections

         Except as otherwise provided herein, the General Partner shall, in its reasonable discretion, determine whether to make any available election or choose any available reporting method pursuant to the Code or state or local tax law. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) or change any reporting method upon the General Partner's determination in its reasonable discretion that such revocation is in the best interests of all of the Partners.

         Section 10.3 Tax Matters Partner

         A. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6223(c)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profits interest of each of the Limited Partners, provided that such information is provided to the Partnership by the Limited Partners.

         B. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder.

         Section 10.4 Organizational Expenses

         The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60)-month period as provided in Section 709 of the Code.

         Section 10.5 Withholding

         Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner, or (ii) the General Partner determines, in its reasonable discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its reasonable discretion, (but shall have no obligation to) elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and, until repayment of such loan, shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited

Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                   ARTICLE XI
                           TRANSFERS AND WITHDRAWALS

         Section 11.1 Transfer

         A. The term "transfer," when used in this Article XI with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner purports to assign its General Partnership Interest, in whole or in part, to another Person or by which a Limited Partner purports to assign its Limited Partnership Interest, in whole or in part, to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

         B. No Partnership Interest shall be transferred, in whole or in part, except (i) to another Partner or to an Affiliate of a Partner (subject to the provisions of Section 11.3 below), or (ii) with the consent of the Partners holding at least eighty percent (80%) of all Partnership Interests.

         C. If the General Partner transfers a portion (but not all) of its General Partnership Interest to another Person in accordance with Section 11.1.B above, such transferred portion shall convert immediately to a Limited Partnership Interest.

         D. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

         E. The General Partner may prohibit any transfer otherwise permitted under this Section 11.1 by a Limited Partner of its Partnership Interest if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Interest.

         Section 11.2 General Provisions

         A. No Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Partner's Partnership Interest in accordance with this Article XI. Any Partner who shall transfer all of its Partnership Interest in a permitted transfer pursuant to this Article XI shall cease to be a Partner.

         B. If any Partnership Interest is transferred pursuant to this Article XI at any time other than the end of a fiscal year, Net Income, Net Loss, each item thereof and all other items attributable to such interest for such fiscal year shall be allocated between the transferor Partner and the transferee Partner in the same ratio as the number of days in such fiscal year before and after such transfer, except that gain or loss attributable to the sale or other disposition of all or substantially all of the Partnership assets or to other extraordinary non-recurring items shall be allocated to the owner of the Partnership Interest as of the date of closing of the sale or other disposition, or, with respect to other extraordinary non-recurring items, the date the profit is realized or the loss is incurred, as the case may be. All distributions of Net Cash Flow made prior to the date of such transfer or exchange shall be made to the transferor Partner, and all distributions of Net Cash Flow made on or after the date of such transfer or exchange shall be made to the transferee Partner.

         Section 11.3 Restrictions on Ownership, Transfer, and Acquisition of
                      Partnership Interests

         Notwithstanding any other provision of this Agreement, upon the occurrence of any transfer, acquisition, change in the capital structure of the Partnership, allocation, distribution, or other purported change in the beneficial or constructive ownership of the Partnership Interests or other event or transaction that, if effective, would cause any Partner (other than the General Partner) to own, directly or indirectly pursuant to section 318(a)(3)(A) of the Code as modified by section 856(d)(5)(B) of the Code, a twenty-five percent (25%) or greater capital interest or profits interest in the Partnership, such portion of the profits and capital interest of such Partner in the Partnership (including without limitation such portion of the Partnership Interest and/or Capital Account of such Partner) as is required to decrease the profits and capital interest of such Partner in the Partnership to twenty-four and nine-tenths percent (24.9%) shall not become the interest of such Partner but shall automatically become the interest of the General Partner, effective immediately prior to the occurrence of such event or transaction.

                                   ARTICLE XII
                             ADMISSION OF PARTNERS

         Section 12.1 Admission of Substituted General Partner

         A. A successor to all of the General Partner's General Partnership Interest in accordance with Section 11.1 hereof who is proposed to be admitted as a substituted General Partner shall be admitted to the Partnership as the General Partner, effective simultaneously with such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the substituted General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

         Section 12.2 Admission of Additional or Substituted Limited Partners

         Any Person who is proposed to be admitted to the Partnership as an additional or substituted Limited Partner in accordance with Sections 4.2 and
11.1 hereof, respectively, shall be admitted only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as a Limited Partner. The admission of any Person as a Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership.

         Section 12.3 Allocations and Distributions for Additional or
                      Substituted Partners

         If a Partner is admitted to the Partnership at any time other than the end of a fiscal year, Net Income, Net Loss, each item thereof and all other items for such fiscal year shall be allocated among such Partner and all other Partners by taking into account their varying interests during such fiscal year in accordance with Section 706(d) of the Code. For this purpose, Net Income, Net Loss, each item thereof and all other items for such fiscal year shall be prorated based on the portion of the taxable year that has elapsed prior to the admission of such Partner, except that gain or loss attributable to the sale or other disposition of all or substantially all of the Partnership assets or to other extraordinary non-recurring items shall be allocated to the Partners who own Partnership Interests as of the date of closing of the sale or other disposition, or, with respect to other extraordinary non-recurring items, the date the profit is realized or the loss is incurred, as the case may be. All distributions of Net Cash Flow made prior to the date of admission of such Partner shall be made solely to Partners other than such Partner, and all distributions of Net Cash Flow made on or after the date of admission of such Partner shall be made to all Partners including such Partner.

         Section 12.4 Amendment of Agreement and Certificate of Limited
                      Partnership

         For the admission to the Partnership of any Partner in accordance with the provisions of this Agreement, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

                                  ARTICLE XIII
                          DISSOLUTION AND LIQUIDATION

         Section 13.1 Dissolution

         The Partnership shall not be dissolved by the admission of substituted or additional Partners in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any substituted General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events"):

         A. December 31, 2098;

         B. the Incapacity or other event of withdrawal of the General Partner, as defined in the Act, unless within ninety (90) days after the withdrawal Partners holding at least eighty percent (80%) of all remaining Partnership Interests agree in writing to continue the business of the Partnership and to the appointment, effective immediately prior to the date of withdrawal, of a substitute General Partner;

         C. an election to dissolve the Partnership made in writing by all of the Partners; or

         D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; the sale of all or substantially all of the assets and properties of the Partnership, unless the General

Partner elects to continue the Partnership business for the purpose of the receipt and the collection of indebtedness or the collection of other consideration to be received in exchange for the assets of the Partnership (which activities shall be deemed to be part of the winding up of the Partnership).

         Section 13.2 Winding Up

         A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets (subject to the provisions of Section 13.2.B below), and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by Limited Partners owning a majority-in-interest of the total Partnership Interests of the Limited Partners (the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair market value thereof (subject to any applicable restrictions as referenced in Section 7.8), and the proceeds therefrom shall be applied and distributed in the following order:

            (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

            (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners; and

            (3) The balance, if any, to the General Partner and Limited Partners in accordance with their positive Capital Account balances, after giving effect to all contributions, distributions, and allocations for all periods.

The Liquidator shall not receive any additional compensation for any services performed pursuant to this Article XIII.

B. Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical, would cause undue loss to the Partners, or would not comply with applicable securities or other laws, the Liquidator may, in its reasonable discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors). Alternatively, subject to compliance with applicable securities or other laws, the Liquidator may distribute Partnership assets to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, and the Partners hereby agree that it is their intent that, to the greatest extent possible, the Liquidator shall distribute the COPI Stock to the Limited Partners and the CDMC Stock to the General Partner and that, in lieu of cash, Partnership Loans be returned to the respective Borrowing Partners. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such assets at such time. The fair market value of any Partnership asset distributed in kind shall be the Value of such asset as determined in accordance with the provisions of this Agreement.

         C. As part of the liquidation and winding-up of the Partnership, the Liquidator may sell Partnership assets (or assets owned by any other entity in which the Partnership is an owner), on the best terms and conditions as the Liquidator in good faith believes are reasonably available at the time, subject to compliance with applicable securities or other laws.

         Section 13.3 Compliance with Timing Requirements of Regulations

         In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIII to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the reasonable discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article XIII may be:

         (i) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

         (ii) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

         Section 13.4 Deemed Contribution and Distribution

         Notwithstanding any other provisions of this Article XIII, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership. Immediately thereafter, the Partnership shall be deemed to have liquidated by distributing interests in the new partnership to the Partners (including the transferee of a Partnership Interest).

         Section 13.5 Rights of Limited Partners

         Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution and shall have no right or power to demand or receive property other than cash from the Partnership. No Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions, or allocations, except as expressly provided in this Agreement.

         Section 13.6 Documentation of Liquidation

         Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken. The Liquidator shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Partnership.

         Section 13.7 Reasonable Time for Winding-Up

         A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

         Section 13.8 Liability of Liquidator

         A. The Liquidator shall not have any liability to the Partnership or its Partners for taking or failing to take any action, provided that the Liquidator acted in good faith and upon a reasonable belief that such action (or inaction) was in the best interests of the Partnership.

         B. The Liquidator shall be indemnified and held harmless by the Partnership from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the Liquidator's taking of any action authorized under or within the scope of this Agreement; provided, however, that the Liquidator shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arises out of:

            (1) a matter entirely unrelated to the Liquidator's action or conduct pursuant to the provisions of this Agreement; or

            (2) the proven willful misconduct or gross negligence of the Liquidator.

                                   ARTICLE XIV
                       AMENDMENT OF PARTNERSHIP AGREEMENT

         Section 14.1 Amendments

         A. Amendments to this Agreement may be proposed by the General Partner or any Limited Partner. A proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the Partners holding at least eighty percent (80%) of all Partnership Interests.

         B. Notwithstanding Section 14.1.A, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement (including, without limitation, adjustments to Exhibit A to reflect such events).

         C. Notwithstanding anything to the contrary contained in Section 14.1.A hereof, this Agreement shall not be amended without the prior written consent of each Partner adversely affected if such amendment would (i) convert a Limited Partnership Interest into a General Partnership Interest, (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article V, or the allocations specified in
Article VI, (iv) cause the termination of the Partnership prior to the time set forth in Section 13.1, or (v) amend the provisions of clauses (i) and (ii) of
Section 4.1.B, Section 4.2, or this Section 14.1.C.

                                   ARTICLE XV
                         OUTSIDE ACTIVITIES OF PARTNERS

         Section 15.1 Outside Activities of Partners

         Any Partner and any officer, director, partner, member, employee, agent, trustee, Affiliate or shareholder of any Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Partner. None of the Partners nor any other Person shall have the rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Partner or such other Person, could be taken by such Person.

                                   ARTICLE XVI
                     PARTNER REPRESENTATIONS AND WARRANTIES

         Section 16.1 Representations and Warranties

         A. Each Partner represents and warrants severally and not jointly, and solely on behalf of itself, to the Partnership and the other Partners as follows:

                  (1) Organization. If such Partner is not a natural person, such Partner is duly formed and validly existing and is qualified to do business and in good standing in the jurisdictions in which it is required to be so qualified, except for such failures to be qualified or in good standing as would not, in the aggregate, have a material adverse effect on such Partner.

                  (2) Due Authorization; Binding Agreement. This Agreement has been duly executed and delivered by such Partner, or an authorized representative of such Partner, and constitutes a legal, valid and binding obligation of such Partner, enforceable against such Partner in accordance with the terms hereof (except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, or by general equitable principles).

                  (3) Consents and Approvals. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other person is required to be made, obtained or given by such Partner in connection with the execution, delivery and performance of this Agreement other than consents, waivers, approvals or authorizations which have been obtained prior to the date hereof, except for such filings, reports, notices and schedules that may be required under the Securities Exchange Act in connection with the Partnership's acquisition of the COPI Stock as contemplated hereby.

                  (4) No Conflict with Other Documents or Violation of Law. The execution of this Agreement by such Partner and such Partner's performance of the transactions contemplated herein will not violate any document, instrument, agreement, stipulation, judgment, order, or any applicable federal, state or local law, ordinance or regulation to which such Partner is a party or by which such Partner is bound.

         B. Each Limited Partner represents and warrants that its Limited Partnership Interest is being acquired for its own account and not with a view to the distribution or other sale thereof, except in a transaction which is exempt from registration under the Securities Act or registered thereunder.

                                  ARTICLE XVII
                               GENERAL PROVISIONS

         Section 17.1 Addresses and Notice

         All notices, requests, demands and other communications hereunder to a Partner shall be in writing and shall be deemed to have been duly given if delivered by hand or if sent by certified mail, return receipt requested, properly addressed and postage prepaid, or transmitted by commercial overnight courier to the Partner at the address set forth in Exhibit A or at such other address as the Partner shall notify the General Partner in writing. Such communications shall be deemed sufficiently given, served, sent or received for all purposes at such time as delivered to the addressee (with the return receipt or delivery receipt being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation. A copy of all notices addressed to Harry H. Frampton, III shall also be sent to James F. Wood, Esquire, at Sherman & Howard L.L.C., 3000 First Interstate Tower North, 633 Seventeenth Street, Denver, Colorado 80202.

         Section 17.2 Titles and Captions

         All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, (i) references to "Articles" and "Sections" are to Articles and Sections of this Agreement, and (ii) references to "Exhibits" are to the Exhibits attached to this Agreement. Each Exhibit attached hereto and referred to herein is hereby incorporated by reference.

         Section 17.3 Pronouns and Plurals

         Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Any references in this Agreement to "including" shall be deemed to mean "including without limitation."

         Section 17.4 Further Action

         The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purpose of this Agreement.

         Section 17.5 Binding Effect

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         Section 17.6 Creditors

         None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

         Section 17.7 Waiver

         No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

         Section 17.8 No Agency

         Nothing contained herein shall be construed to constitute any Partner the agent of another Partner, except as specifically provided herein, or in any manner to limit the Partners in the carrying on of their own respective businesses or activities.

         Section 17.9 Entire Understanding

         This Agreement constitutes the entire agreement and understanding among the Partners and supersedes any prior understanding and/or written or oral agreements among them respecting the subject matter herein.

         Section 17.10 Counterparts

         This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parities hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

         Section 17.11 Applicable Law

         This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

         Section 17.12 Invalidity of Provisions

         If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respects, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         Section 17.13 Arbitration

         All claims, disputes and controversies between the parties hereto (including, without limitation, any claims, disputes and controversies between the Partnership and any one or more of the Partners and any claims, disputes and controversies among any two or more Partners) arising out of or in connection with this Agreement or the Partnership created hereby, relating to the validity, construction, performance, breach, enforcement or termination thereof, or otherwise, shall be resolved by arbitration in accordance with the procedures set forth in the Arbitration Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        GENERAL PARTNER:



                                        CRESCENT OPERATING, INC., a Delaware
                                        corporation



                                        By: /s/ JEFFREY L. STEVENS
                                            -----------------------------------
                                            Jeffrey L. Stevens,
                                            Executive Vice President



                                        LIMITED PARTNERS:


                                        /s/ GERALD W. HADDOCK
                                        ---------------------------------------
                                        Gerald W. Haddock


                                        /s/ JOHN C. GOFF
                                        ---------------------------------------
                                        John C. Goff


                                        /s/ HARRY H. FRAMPTON, III
                                        ---------------------------------------
                                        Harry H. Frampton, III

                                    EXHIBIT A



             LISTING OF PARTNERS, INITIAL CAPITAL CONTRIBUTIONS AND
                             PARTNERSHIP INTERESTS


Name and Address of Partner                 Initial Capital Contribution       Partnership Interest
---------------------------                 ----------------------------       --------------------
General Partner:

Crescent Operating, Inc.                        $9,000,000 in cash                     50%
306 West 7th Street,  Suite 1025
Fort Worth, Texas 76102

Limited Partners:

Gerald W. Haddock                           666.67 shares of CDMC Stock             16.67%
777 Main Street, Suite 2100
Fort Worth, Texas 76102

John C. Goff                                666.67 shares of CDMC Stock             16.67%
777 Main Street, Suite 2250
Fort Worth, Texas 76102

Harry H. Frampton, III                      666.66 shares of CDMC Stock             16.66%
100 East Thomas Place
Avon, Colorado 81620

                                    EXHIBIT B

                           CAPITAL ACCOUNT MAINTENANCE



1.       Capital Accounts of the Partners

         A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) such Partner's share of Net Income allocated to such Partner pursuant to Section 6.1 of the Agreement and all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Exhibit C hereof, and decreased by (x) the amount of cash or Net Asset Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) such Partner's share of Net Loss allocated to such Partner pursuant to Section 6.1 of the Agreement and all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Exhibit C hereof.

         B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

            (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m).

            (2) The computation of all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

            (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

            (4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

            (5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

            (6) Any items specially allocated under Section 2 of Exhibit C hereof shall not be taken into account.

         C. Generally, a transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor.

         D. (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D(2), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

            (2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g).

            (3) In accordance with Regulations Section 1.704-1(b)(2)(iv)(e) the Carrying Value of Partnership assets distributed in kind shall be adjusted upward and downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of such Partnership property and allocated pursuant to Section 6.1 of the Agreement.

            (4) In determining such Unrealized Gain or Unrealized Loss, the fair market value of all securities and other Partnership assets shall be the Value of such assets as determined in accordance with the provisions of this Agreement.

         E. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to
Article XIII of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

                                    EXHIBIT C

                          SPECIAL TAX ALLOCATION RULES


1.       Special Allocation Rules.

         Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

         A. Minimum Gain Chargeback. Notwithstanding the provisions of Section
6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any fiscal year (except as a result of certain conversions and refinancings of Partnership indebtedness, certain capital contributions, or certain revaluations of the Partnership property as further described in Regulations Sections 1.704- 2(d)(4), 1.704-2(f)(2) or 1.704-2(f)(3)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and, for purposes of this Section 1.A only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to
Section 6.1 of the Agreement with respect to such fiscal year and without regard to any decrease in Partner Minimum Gain during such fiscal year.

         B. Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of the Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year (except as a result of certain conversions and refinancings of Partnership indebtedness, certain capital contributions, or certain revaluations of the Partnership property as further described in Regulations Sections 1.704- 2(i)(3) and 1.704-2(i)(4)), each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this
Section 1.B, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such fiscal year, other than allocations pursuant to
Section 1.A hereof.

         C. Limitation on Loss Allocations and Qualified Income Offset. Net Loss shall not be allocated to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Loss in excess of the limitations set forth in the immediately preceding sentence shall be allocated to the General Partner. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 1.C is intended to constitute a "qualified income offset" under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         D. Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Partnership Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio which does satisfy such requirements.

         E. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

         F. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

         G. Sections 1245/1250 Recapture. If any portion of gain from the sale of property is treated as Recapture Income, such Recapture Income shall be allocated among the Partners in accordance with the provisions of Regulations Sections 1.1245-1(e) and 1.1250-1(f).

         H. Curative Allocations. The allocations set forth in Section 1.C of this Exhibit C (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations promulgated under Section 704 of the Code. The Regulatory Allocations shall be taken into account in allocating Net Income, Net Loss and other items of income, gain, loss and deduction to each Partner so that, to the extent possible, and to the extent permitted by the Regulations, the cumulative allocations of Net Income, Net Loss and other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not been made.

2.       Allocations for Tax Purposes

         A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

         B. Notwithstanding any other provision in this Agreement, in an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes (and not for "book" purposes) among the Partners as follows:

            (1) (a) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code that takes into account the variation between the Gross Asset Value of such property and its adjusted basis at the time of contribution; and

                  (b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and
                  Section 1 of this Exhibit C.

            (2)   (a) In the case of an Adjusted Property, such items shall

                           (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B and

                           (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B.(1) of this Exhibit C; and

                  (b) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and
                  Section 1 of this Exhibit C.

            (3) All other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

         C. For purposes of Sections 2.B(1)(a) and 2.B(2)(a) of this Exhibit C, the General Partner shall utilize the "traditional method" described in Regulations Section 1.704-3(b) to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property.

         D. The Partners recognize that there is no Book-Tax Disparity attributable to the CDMC Stock even though the CDMC Stock is a Contributed Property.



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